SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 2, 2004 (November 24, 2004)

Spectre Gaming, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-25764	41-1675041
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

1466 Pioneer Way, Suite 10
El Cajon, California 92020
(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code:    (612) 279-2030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
Form of Subscription Agreement
Form of Registration Rights Agreement
Form of Warrant to Purchase Shares of Common Stock
Form of Unit Purchase Warrant

Item 3.02 Unregistered Sales of Equity Securities

     On Wednesday, November 24, 2004, Spectre Gaming, Inc. (the “Company”) sold and issued an aggregate of 175,000 units solely to accredited investors in the final closing of a private placement offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Each unit purchased in the private placement consisted of one share of common stock and a five-year warrant to purchase an additional share of common stock at an exercise price of $3.75 per share. The warrants comprising a portion of the units are redeemable under certain circumstances. Units were sold for a purchase price of $2.50 per unit, and raised an aggregate of $437,500 in gross proceeds less approximately $35,000 in sales commissions in the final closing. In combination with the units sold in the first closing of the private placement which occurred on November 12, 2004, the Company sold an aggregate of 1,811,429 units, and raised an aggregate of $4,528,573 in gross proceeds less approximately $362,286 in sales commissions. Neither the units sold and issued in the private placement, nor the securities comprising such units (including shares of common stock issuable upon exercise of the warrants), were registered under the Securities Act and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company sold and issued the units in the private placement in reliance on the statutory exemption from registration in Section 4(2) of the Securities Act, and on Rule 506 under the Securities Act.

     In connection with the private placement, the Company entered into registration rights agreements with subscribers in the private placement. Under the registration rights agreements, the Company agreed to prepare and file a registration statement with the United States Securities and Exchange Commission covering the resale of all of the shares of common stock issued, and common stock issuable upon exercise of the warrants comprising the units, in the private placement, and thereafter to cause such registration statement to be declared effective within 140 days of the final closing of the private placement (i.e., April 13, 2005).

     In addition to the cash commissions paid to placement agents in the private placement, the Company also compensated the agents with the issuance of five-year warrants to purchase an aggregate of 181,143 units (the “unit warrants”). In the unit warrants issued to the agents, the Company agreed to prepare and file a registration statement with the United States Securities and Exchange Commission covering the resale of the common stock issuable upon exercise of the unit warrants (but not the warrants issuable upon exercise of the unit warrants or the common stock underlying such warrants).

     On November 30, 2004, the Company filed a registration statement on Form SB-2 with the United States Securities and Exchange Commission covering the resale of the common stock issued, and common stock issuable upon exercise of the warrants comprising the units, in the private placement; as well as the common stock issuable upon exercise of the unit warrants, to the extent requested by the placement agents. In addition, the registration statement covers other shares of common stock issued and issuable as described therein.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits.

          4.1 Form of Subscription Agreement with investors in the private placement of units described in this current report.

          4.2 Form of Registration Rights Agreement with investors in the private placement of units described in this current report.

          4.3 Form of Warrant to Purchase Shares of Common Stock issued to investors in the private placement of units described in this current report.

          4.4 Form of Unit Purchase Warrant issued to Feltl and Company and The Seidler Companies Incorporated, as placement agents in the private placement of units described in this current report.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRE GAMING, INC.

Date: December 2, 2004	By:	/s/ Brian D. Niebur

Brian D. Niebur, Chief Financial Officer